EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:       Edward J. Cooney
Chief Executive Officer
Telephone:  (678) 742-9990

COMMUNITY FIRST BANCSHARES, INC.
ANNOUNCES EXPECTED CLOSING DATE

Covington, Georgia, January 18, 2021 — Community First Bancshares, Inc. (the “Company”), the stock holding company of Newton Federal Bank (the “Bank”), announced today that it has received all required regulatory approvals for the conversion of Community First Bancshares, MHC (the “MHC”) from the mutual holding company to the stock holding company form of organization (the “Conversion”).  The closing of the Conversion and the related subscription offering is expected to occur at the close of business on January 20, 2021, subject to customary closing conditions.

The Company’s stock is expected to cease trading at the close of business on January 20, 2021.  The stock of Affinity Bancshares, Inc. (“Affinity Bancshares”), a newly formed Maryland corporation that is the proposed successor holding company of the Bank, is expected to trade on the Nasdaq Capital Market under the trading symbol “AFBI” beginning on January 21, 2021.

A total of 3,701,509 shares of common stock are expected to be sold in the subscription offering at a price of $10.00 per share.  In addition, as part of the Conversion, each existing share of the Company’s common stock held by public stockholders other than the MHC will be converted into the right to receive 0.90686 shares of Affinity Bancshares common stock; cash will be paid in lieu of any fractional shares.  Approximately 6,875,643 shares of Affinity Bancshares common stock are expected to be outstanding after the completion of the offering and the exchange, before taking into account adjustments for fractional shares.

The offering was oversubscribed by eligible account holders who had a first tier priority (those depositors having a qualifying deposit as of June 30, 2019) in the subscription offering, and the employee stock ownership plan.  Accordingly, shares will be allocated to first tier subscribers in accordance with the Plan of Conversion and Reorganization, as described in the Prospectus.  No shares will be sold to other subscribers in the subscription offering.  Eligible account holders wishing to confirm their allocations may do so by contacting the Stock Information Center at (678) 729-9788.  The Stock Information Center will be open from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, for these purposes.  The Stock Information Center will be closed Monday, January 18, 2021, in recognition of the Martin Luther King, Jr. federal holiday.

Forward-Looking Statements
Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; the effects of any pandemic, including COVID-19; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the

Company’s filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About Community First Bancshares, Inc.
The Company is a federal corporation based in Covington, Georgia. The Company’s banking subsidiary, Newton Federal Bank, opened in 1928 and currently operates a full-service office in Atlanta, Georgia, two full-service offices in Covington, Georgia, a loan production office in Braselton, Georgia, and a loan production office serving the Alpharetta and Cumming, Georgia markets.